EXHIBIT 1.


       Agreement among Reporting Persons dated May 30, 1997 for the filing of a single Schedule 13D pursuant to Rule 13d-1(f)(1)(iii)



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                                          AGREEMENT


       THIS AGREEMENT is made and entered into by and  among  DARRELL  R. WELLS
("Wells"),  FRANK  T.  KILEY  ("Kiley"),  both  individuals,  DARRELL  R. WELLS
RETIREMENT  TRUST  ("Wells  Trust"),  SMC  RETIREMENT  TRUST,  DARRELL R. WELLS
INDIVIDUAL TRUST ("SMC Trust"), COMMONWEALTH BANCSHARES, INC. ("CBI"), a Kentucky corporation, SMC ADVISORS, INCORPORATED ("SMC"), a Kentucky corporation, SECURITY TREND PARTNERS ("STP"), a Kentucky limited partnership, EXBURY PARTNERS ("Exbury"), a Kentucky limited partnership, SMC RETIREMENT TRUST, FRANK T. KILEY INDIVIDUAL TRUST ("Kiley Trust"), NATIONAL CITY BANK, KENTUCKY, TRUSTEE FOR DARRELL R. WELLS TRUST UNDER AGREEMENT ("NCB Trust"), and DARRELL R. WELLS MONEY PENSION PLAN ("Plan") (collectively, the "Group").

              W I T N E S S E T H:

       WHEREAS, each member of the Group beneficially owns shares of the Class A Stock of Citizens Financial Corporation;

       WHEREAS, each member of the Group desires to file a single Schedule 13D indicating the beneficial ownership of each member; and

       WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934 (the "Act") requires that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them;

       NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, the parties hereto covenant and agree as follows:

       1. Wells, Kiley, Wells Trust, SMC Trust, CBI, SMC, STP, Exbury, Kiley Trust, NCB Trust and the Plan agree that a single Schedule 13D and any amendments thereto relating to the shares of Class A Stock of Citizens Financial Corporation shall be filed on behalf of each of them.

       2. Wells, Kiley, Wells Trust, SMC Trust, CBI, SMC, STP, Exbury, Kiley Trust, NCB Trust and the Plan each acknowledge and agree that pursuant to Rule 13d-1(f)(1) under the Act each of them is individually responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.

       3.     This Agreement shall not be assignable by any party hereto.

       4. This Agreement shall be terminated only upon the first to occur of the following: (a) the death of any of the individual parties hereto, (b) the dissolution, termination or settlement of

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the Wells  Trust, SMC Trust, CBI, SMC, STP, Exbury, Kiley Trust, NCB Trust,
or the Plan, or (c) a written notice of termination given by any party hereto to all of the other parties hereto.

       5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of May, 1997.


                                          /S/ DARRELL R. WELLS
                                          Darrell R. Wells, Individually


                                          Darrell R. Wells Retirement Trust


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, Trustee


                                          SMC   Retirement  Trust,  Darrell  R.
                                          Wells Individual Trust


                                          By: /S/DARRELL R. WELLS
                                             Darrell R. Wells, Trustee


                                          Commonwealth Bancshares, Inc.


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, Chairman


                                          SMC Advisors, Incorporated


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, President


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                                          Security Trend Partners


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, General Partner


                                          Exbury Partners


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, General Partner


                                          National City Bank, Kentucky, Trustee
                                          for  Darrell  R.  Wells  Trust  Under
                                          Agreement


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, Beneficiary


                                          Darrell R. Wells Money Pension Plan


                                          By: /S/ DARRELL R. WELLS
                                             Darrell R. Wells, Trustee


                                          /S/ FRANK T. KILEY
                                          Frank T. Kiley, Individually


                                          SMC Retirement  Trust, Frank T. Kiley
                                          Individual Trust


                                          By: /S/ FRANK T. KILEY
                                             Frank T. Kiley, Trustee




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